FIRST AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This first amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of July 29, 2025, by and between Northern Funds (“Trust”) and Northern Funds Distributors, LLC (“Distributor” and together, the “Parties”) is effective as of February 3, 2026.

WHEREAS, the Parties desire to amend the Agreement to reflect an updated address for the Distributor; and,

WHEREAS, the Parties wish to amend Exhibit A of the Agreement to update the Funds list; and,

WHEREAS, Section 8(c) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.   Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.   All references to the address of the Distributor as Three Canal Plaza, Suite 100, Portland, ME 04101 are hereby deleted in their entirety and replaced with 190 Middle Street, Suite 301, Portland, ME 04101.

3.   Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

4.   Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

5.   This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

Northern Funds		Northern Funds Distributors, LLC
By:		By:

Name:	Himanshu S Surti	Name:	Teresa Cowan, President
Title:	Vice President	Title:
Date:	February 23, 2026	Date:	2.23.26

NTAC:3NS-20

EXHIBIT A

1. Northern Trust Short-Term Tax-Exempt Bond ETF

2. Northern Trust Intermediate Tax-Exempt Bond ETF

3. Northern Trust Tax-Exempt Bond ETF

4. Northern Trust 2030 Inflation-Linked Distributing Ladder ETF

5. Northern Trust 2035 Inflation-Linked Distributing Ladder ETF

6. Northern Trust 2045 Inflation-Linked Distributing Ladder ETF

7. Northern Trust 2055 Inflation-Linked Distributing Ladder ETF

8. Northern Trust 2030 Tax-Exempt Distributing Ladder ETF

9. Northern Trust 2035 Tax-Exempt Distributing Ladder ETF

10. Northern Trust 2045 Tax-Exempt Distributing Ladder ETF

11. Northern Trust 2055 Tax-Exempt Distributing Ladder ETF

12. Northern Trust US Equity ETF

NTAC:3NS-20